Exhibit 2.9

NOTICE OF CONVERSION

This Notice of Conversion (this “Notice”), is given by the undersigned stockholder of the Company (the “Stockholder”) to Crush Capital, Inc., a Delaware corporation (the “Company”), as of the date set forth below.

WHEREAS, the Company and certain selling shareholders desire to raise up to $20,000,000 by selling shares of Non-Voting Common Stock (as defined in the Company’s certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”)) (such shares, the “Offered Shares”) pursuant to Regulation A of the Securities Act (“Reg A Offering”);

WHEREAS, up to 30% of the Offered Shares offered for sale in the Reg A Offering can be shares of Non-Voting Common Stock (as defined in the Certificate of Incorporation) held by certain stockholders of the Company;

WHEREAS, the Stockholder desires to convert certain shares of its Voting Common Stock into shares of Non-Voting Common Stock (the “Share Conversion”) in order to sell all or part of such shares of Non-Voting Common Stock in the Reg A Offering;

NOW, THEREFORE, the Stockholder gives this Notice to the Company on the following terms and conditions:

1. Share Conversion. Pursuant to Section A.3. of Article IV of the Company’s Certificate of Incorporation, the Stockholder hereby elects to convert 1,746,725 shares of his Voting Common Stock of the Company (the “Shares”) into 1,746,725 shares of Non-Voting Common Stock (the “New Shares”), effective immediately prior to (but subject to the) qualification of the Offering Statement for the Reg A Offering (such time, the “Closing”). The New Shares shall be issued in the name of the undersigned Stockholder, who shall cause the Company’s transfer agent to surrender the certificate for the Shares at Closing. Effective as of the Closing, the Company shall issue to the Stockholder new certificates evidencing the balance of the Shares and the New Shares.

2. Revocation. The Stockholder shall be entitled to revoke this Notice and not proceed with the Share Conversion at any time upon written notice to the Company prior to the Closing. Upon the Closing, the conversion of the Shares into the New Shares shall be irrevocable.

This Notice has been given to the Company effective as of June 18, 2021.

Stockholder: Darren Marble

Signed:	/s/ Darren Marble

NOTICE OF CONVERSION

This Notice of Conversion (this “Notice”), is given by the undersigned stockholder of the Company (the “Stockholder”) to Crush Capital, Inc., a Delaware corporation (the “Company”), as of the date set forth below.

WHEREAS, the Company and certain selling shareholders desire to raise up to $20,000,000 by selling shares of Non-Voting Common Stock (as defined in the Company’s certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”)) (such shares, the “Offered Shares”) pursuant to Regulation A of the Securities Act (“Reg A Offering”);

WHEREAS, up to 30% of the Offered Shares offered for sale in the Reg A Offering can be shares of Non-Voting Common Stock (as defined in the Certificate of Incorporation) held by certain stockholders of the Company;

WHEREAS, the Stockholder desires to convert certain shares of its Voting Common Stock into shares of Non-Voting Common Stock (the “Share Conversion”) in order to sell all or part of such shares of Non-Voting Common Stock in the Reg A Offering;

NOW, THEREFORE, the Stockholder gives this Notice to the Company on the following terms and conditions:

2. Share Conversion. Pursuant to Section A.3. of Article IV of the Company’s Certificate of Incorporation, the Stockholder hereby elects to convert 1,746,725 shares of his Voting Common Stock of the Company (the “Shares”) into 1,746,725 shares of Non-Voting Common Stock (the “New Shares”), effective immediately prior to (but subject to the) qualification of the Offering Statement for the Reg A Offering (such time, the “Closing”). The New Shares shall be issued in the name of the undersigned Stockholder, who shall cause the Company’s transfer agent to surrender the certificate for the Shares at Closing. Effective as of the Closing, the Company shall issue to the Stockholder new certificates evidencing the balance of the Shares and the New Shares.

2. Revocation. The Stockholder shall be entitled to revoke this Notice and not proceed with the Share Conversion at any time upon written notice to the Company prior to the Closing. Upon the Closing, the conversion of the Shares into the New Shares shall be irrevocable.

This Notice has been given to the Company effective as of June 18, 2021.

Stockholder: Todd Goldberg

Signed:	/s/ Todd Goldberg